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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 New-Hire Stock Option Plan of Gen-Probe Incorporated, of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated, included in its Registration Statement on Form 10, as amended, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                   /s/   Ernst & Young LLP


San Diego, California
March 11, 2003